NICHOLAS-APPLEGATE FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                       August 25, 2005


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Nicholas-Applegate Fund, Inc. (the ?Fund?)
                  File No. 811-5019

Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Annual
Report on Form N-SAR for the Fund
for the semi-annual period ended June 30, 2005 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                    Very truly yours,


                                   /s/Deborah A. Docs
                                          Deborah A. Docs
                                      Secretary









         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 25th day of August, 2005.



	NICHOLAS-APPLEGATE FUND, INC.



Witness: /s/Deborah A. Docs	By:	/s/Grace C. Torres
            Deborah A. Docs			Grace C. Torres
            Secretary			  Treasurer and Principal
         Financial and Accounting
         Officer


L:\MFApps\CLUSTER 3\N-SAR\GEF\2005\GEF-8-2005.ltr.doc